UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

ACCESS NATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing or which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Union Bankshares Merger with Access National Corporation

Frequently Asked Questions for Access Associates

October 5, 2018

Why we are merging:

Q.	What does this announcement mean for Access?

A.	We have announced that Access and Union have signed a merger agreement, which is subject to certain closing conditions, whereby Access will merge into Union.

Our merger with Union allows our clients, associates and shareholders to realize benefits of scale it would have taken years for us to accomplish independently. Like Access, Union is a strong bank headquartered in Virginia. We have much in common, including a shared culture of client focus and relationship banking.

After the merger is completed, the combined company will operate 153 branches and more than 200 ATMs across Virginia and in select locations in North Carolina and Maryland. The size and footprint of the combined company will be unmatched by any other bank based in Virginia and will have locations where you live, work and play.

Based on financial data as of June 30, 2018, if our merger were complete today, the combined company would have assets of $16.0 billion, deposits of $11.9 billion and loans of $11.4 billion.

This merger with the “new Union” creates “Virginia’s regional bank,” something that Virginia has not had for about 20 years since great franchises like Crestar, Signet, Central Fidelity, Sovran and First Virginia were each acquired by out-of-state banks.

The new Union will have the strength and convenience that underlies a larger bank, but retain its strong commitment to enriching the lives and communities it serves. The combined company will offer a unique value to its customers – one that no other bank in its footprint offers.

Q.	Why Union?

A.	Founded in 1902, Union is a $13.1 billion financial organization headquartered in Richmond. They operate 140 branches – primarily in Virginia and with some in North Carolina and a few on the eastern shore of Maryland. Their branch network complements our footprint and will give Access a far greater presence in Richmond and entry to the Hampton Roads market.

We share a commitment to delivering a best-in-class customer experience and top tier financial performance supported by a high performing culture. By combining, we will create a bank with the size and scale to compete with the national and super regional banks and further accelerate our progress to generate top-tier financial performance for our shareholders and a rewarding experience for our associates.

Sensitive

Q.	Now that Access has announced its merger into Union, what happens next?

A.	The announced agreement contains several closing conditions that must be satisfied before the merger can be completed. We will now begin the process of obtaining regulatory and shareholder approval and working towards closing the transaction. Between now and the closing date, there will be no substantive changes in Access’s day-to-day business operations and the two companies will continue to operate independently.

Q.	When is the “closing date”?

A.	The closing date is when Union Bankshares (the holding company) officially acquires Access National Corporation, after we receive regulatory and shareholder approval. This is when Access will officially merge with Union Bank & Trust and the Access associates will become Union Bank & Trust Teammates. The closing date is still to be determined and will depend on receiving all the necessary approvals. We hope to close in early 2019.

Q.	What will the Executive Organizational structure be for Union?

A.	Union’s Executive Leadership Team led by John Asbury will lead the combined organization. Until the closing date, the Access leadership team will continue to lead Access with a focus on their current business and will be active participants in the integration of their respective functions.

Q.	Will we change our name?

A.	Yes, the bank’s name will change. The combined bank will be named Union Bank & Trust, which is a strong brand throughout Virginia. At the time of systems conversion, currently projected for second quarter 2019, Access and Middleburg Division branch locations will convert to the Union Bank & Trust name.

Our trust and wealth divisions will not change their names. In fact, Union’s Wealth Management Group will convert to the Middleburg Wealth / Middleburg Trust name.

Q.	Will our headquarters move?

A.	Yes. The Union headquarters is in Richmond.

Sensitive

Q.	Where will back-office operations be located?

A.	Union’s Ruther Glen operations center will be our primary location for centralized back-office operations.

Q.	In the interim – until closing – is there anything we should or should not do?

A.	We need each of you to stay focused on delivering a best-in-class client experience.

Q.	Who will lead the merger integration?

A.	We will form an Integration Management Team with representatives from Access and Union to map out the integration of the two companies. As an added benefit to helping ensure a smooth transition and conversion, Union has a team dedicated to mergers and related integrations. Integration Team membership will be communicated as soon as it is identified, with Managers from both banks to participate.

Q.	How will we receive updates regarding the merger?

A.	Access and Union will maintain consistency on the high level content and timing of communications. However, the medium and tone will be defined by each bank separately. Access employees will receive communications directly from Access management and Union Teammates will receive communications directly from Union management.

Q.	How will information be shared with our Union counterparts?

A.	Information sharing should take place between Access and Union management counterparts. Any requests for an Access employee to share information with Union must come from a member of Access management. Please promptly ask any questions to a member of Access management. See Q&A below regarding sharing of customer information.

TEAMMATE IMPACT:

Q.	How does this impact our culture?

A.	We remain committed to creating a strategically aligned, high performing, customer focused culture. The foundation of our culture is built upon our values which are similar to Union’s values: Commitment, Integrity and Trust, Knowledge, Respect, Teamwork and Customer Focus. No matter our size, we cherish and will protect our community bank legacy of customer experience, local market knowledge and responsiveness.

Q.	Will jobs be impacted?

A.	As is customary with merger transactions, there will be redundancy in certain positions as a result of the merger, particularly in back office and supporting roles. In the coming weeks Union will evaluate the needs of the organization with a goal of creating efficiency and delivering a best in class customer experience. What we do know now:

Sensitive

Branch: There is very little duplication of the branch locations. Associates in locations where Union doesn’t currently operate will continue to be employed. Any branch closures will be communicated as soon as the determination is made, well before the anticipated closure date. Upon consolidation of any branches, impacted employees will be transitioned to other branch locations, so our clients will continue to see familiar faces. Our retail network was an important part of Union’s interest in Access.

Commercial: It is important to Union to retain the Access commercial team. While there is some overlap in the Northern Virginia market, the market is more than large enough to support the full teams from both organizations. When the teams are combined, it will build a preeminent commercial banking operation in Northern Virginia and one that can compete against any other bank in the area. Our commercial lending expertise is one of the primary interests that Union had in our Bank and in this market.

Wealth Management: Similar to commercial, it is important to Union to retain our wealth teams, which operate as Middleburg Wealth and Middleburg Trust. Union anticipates needing all client facing roles and will address any duplicative back office operations as soon as it has completed its assessment.

Q.	Will my benefits change after the merger?

A.	Access benefits and programs will remain intact for now. Access associates who join Union will transition into Union’s benefits programs after the merger. We will communicate details as soon as they are available.

Q.	We have a strong mortgage operation and Union just exited its mortgage business, will Union keep the Access mortgage operations?

A.	Our mortgage business has been a strong financial performer through good times and bad. We expect the combined company to continue to operate the business post merger largely as its business is currently conducted.

CLIENTS and IMPACT:

Q.	What client system will be used and when is the conversion scheduled?

A.	Access will convert to the Union core applications. The system conversion date is still to be determined, but it is anticipated to occur in the second quarter of 2019. A date will be announced as soon as possible. Until systems are converted Access will continue to use its current systems.

Sensitive

Q.	How will this affect our clients?

A.	Please refer to our FAQs for Access clients.

Q.	What do I say if clients ask me questions about this merger?

A.	This is exciting news for our clients. Please feel free to share our press release as appropriate or use the FAQs for Access clients.

Q.	Will Access clients be able to use Union branches?

A.	Not yet. Until the conversion and integration is complete, projected for the second quarter of 2019, the Access and Middleburg branches will use different systems than Union branches.

Q.	To what extent should specific client information be shared?

A.	Client information should not be shared with Union counterparts until after the closing date of the merger. Please contact Access management with questions or for guidance in the event you receive a request for client data.

Q.	Where can I go to find more information?

A.	We will continue to provide information as more details become available. In the meantime, please feel free to reach out to your manager if you have additional questions. Union’s website, https://www.bankatunion.com, is a great place to learn more about Union.

Important Additional Information will be Filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed acquisition by Union Bankshares Corporation (“Union”) of Access National Corporation (“Access”). No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In connection with the proposed acquisition, Union will file with the U.S. Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of Union and Access and a prospectus of Union (the “Joint Proxy/Prospectus”), and each of Union and Access may file with the SEC other relevant documents concerning the proposed transaction. A definitive Joint Proxy/Prospectus will be sent to the shareholders of Union and Access. Investors and shareholders of Union and Access are urged to read carefully and in their entirety the Registration Statement and Joint Proxy/Prospectus when they become available and any other relevant documents filed with the SEC by Union and Access, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction.

Sensitive

Investors and shareholders may obtain free copies of the Registration Statement and the Joint Proxy/Prospectus (when available) and other documents filed with the SEC by Union and Access through the website maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Joint Proxy/Prospectus and other documents filed with the SEC also may be obtained by directing a request by telephone or mail to Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, Attention: Investor Relations (telephone: (804) 633-5031), or Access National Corporation, 1800 Robert Fulton Drive, Suite 300, Reston, VA 20191. Attention: Sheila Linton (telephone: (703) 871-2100) or by accessing Union’s website at www.bankatunion.com under “Investor Relations” or Access’s website at www.accessnationalbank.com under “Investor Relations.” The information on Union’s and Access’s websites is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the SEC.

Participants in the Solicitation

Union, Access and their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Union or Access in connection with the proposed transaction. Information about the directors and executive officers of Union and their ownership of Union common stock is set forth in the proxy statement for Union’s 2018 annual meeting of shareholders, which was filed with the SEC on March 21, 2018. Information about the directors and executive officers of Access and their ownership of Access common stock is set forth in the proxy statement for Access’s 2018 annual meeting of shareholders, which was filed with the SEC on April 12, 2018. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy/Prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of these documents may be obtained as described above.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements also include statements as to the anticipated impact of the Union acquisition of Access, including future financial and operating results, ability to successfully integrate the combined businesses, the amount of cost savings, overall operational efficiencies and enhanced revenues as well as other statements regarding the acquisition. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of Union or Access or their management about future events. Although each of Union and Access believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of Union or Access will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements. Actual future results performance, or achievements may differ materially from historical results or those anticipated depending on a variety of factors, including but not limited to, the businesses of Union and Access may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, expected revenue synergies and cost savings from the proposed acquisition may not be fully realized or realized within the expected time frame, revenues following the proposed acquisition may be lower than expected, customer and employee relationships and business operations may be disrupted by the proposed acquisition, the diversion of management time on acquisition-related issues, changes in Union’s share price before closing, risks relating to the potential dilutive effect of shares of Union common stock to be issued in the proposed transaction, the ability to obtain regulatory, shareholder or other approvals or other conditions to closing on a timely basis or at all, the ability to close the proposed acquisition on the expected timeframe, or at all, and that closing may be more difficult, time-consuming or costly than expected, the reaction to the proposed acquisition of the companies’ customers, employees and counterparties, and other risk factors, many of which are beyond the control of Union and Access. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Union’s Annual Report on Form 10-K for the year ended December 31, 2017, and Access’s Annual Report on Form 10-K for the year ended December 31, 2017 and comparable “risk factors” sections of Union’s and Access’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this communication are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on Union, Access or their respective businesses or operations. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this communication. Forward-looking statements speak only as of the date they are made and neither Union nor Access undertakes any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Sensitive